EXHIBIT 99.1

Sontra Medical Corporation Reports First Quarter 2005 Results

and Business Update

FRANKLIN, Mass., May 10, 2005 — Sontra Medical Corporation (Nasdaq: SONT) announced today financial results for the first quarter ended March 31, 2005. For the three months ended March 31, 2005, the net loss applicable to common stockholders was $1,293,000, or $.06 per share, as compared to $1,403,000, or $.11 per share, for the same period in 2004. The Company ended the quarter with $7,892,000 in cash and short term investments. The Company expects that its cash and short term investments on hand will be sufficient to fund operations through at least June 2006.

1st Quarter Product Highlights:

SonoPrep® and Procedure Tray for Topical Lidocaine

•	Recorded quarterly product sales of $116,000.

•	Product being evaluated by a number of influential pediatric teaching hospitals.

•	Completed pediatric clinical study at Connecticut Children’s Medical Center.

•	Results from Rhode Island Hospital ER clinical study published in Academic Emergency Medicine Journal.

•	Product development underway to address market opportunities in aesthetics and dermatology.

Symphony® Continuous Non-Invasive Glucose Monitoring System

•	Developed product strategy for hospital Intensive Care Unit (ICU) product, physician diabetes management product and patient home diabetes management product.

•	Initiated product development of ICU continuous glucose monitor.

Transdermal Vaccination Facilitated by SonoPrep:

•	Commenced Phase I human clinical study with influenza vaccine at St. Louis University.

•	Commenced Phase I human clinical study with hepatitis A vaccine at UMass Medical Center.

“During the first quarter, we made excellent progress rolling out the SonoPrep product for the $100 million topical lidocaine market and in the development of other transdermal products,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. “We are working closely with our new SonoPrep distributors and have a number of product evaluations on- going at large, influential pediatric hospitals. We are on plan to have full U.S. distribution in place by the end of June 2005.”

Dr. Davison added, “In glucose monitoring, we expect to complete development of product prototypes of the Symphony continuous non-invasive glucose monitor for the ICU application by the end of 2005 so that we can conduct validation clinical studies in early 2006. Frequent glucose monitoring and intensive insulin therapy is a new trend in critical care medicine that has led to significant reductions in patient mortality, complications, hospital stay and cost. As a result, intensive care nurses are measuring blood glucose for their patients up to every hour so that they can adjust insulin infusions and keep blood glucose under very tight control. Leading intensive care physicians from major teaching hospitals in Boston and Providence that I have visited believe that a continuous monitor will not only save valuable nursing time but might also enable them to achieve tighter glycemic control by developing improved insulin delivery algorithms.”

Finally, Dr. Davison added “We are also continuing to develop our Symphony Diabetes Management product for the home testing market in parallel with the ICU product, as the product technologies are the same and specifications are very similar. In transdermal vaccination, we have initiated two human clinical studies, a hepatitis A vaccine study at UMass Medical Center and a flu vaccine study at St. Louis University. Based on our initial clinical results, we are confident that the SonoPrep technology can address major health challenges of both the $5 billion glucose testing market and the $3 billion vaccine market.”

Conference Call Information

Sontra will host a live conference call and listen-only Webcast on Wednesday, May 11, 2005 at 11 a.m. ET to provide a business update and discuss its first quarter 2005 financial results.

To participate in the conference call, please dial: 1-973-409-9259.

A listen-only Webcast and replay of the conference call will be available at: http://www.sontra.com.

About Sontra Medical Corporation (http://www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science. Sontra’s SonoPrep ultrasound-mediated skin permeation technology combined with technical competencies in transdermal drug formulation, delivery systems and biosensors is creating a new paradigm in transdermal drug delivery and diagnosis. The SonoPrep technology has demonstrated strong results from its initial human clinical trials at leading universities and medical centers for several billion dollar market opportunities including the transdermal delivery of vaccines and large molecule drugs and continuous non-invasive glucose monitoring. Sontra is currently marketing the SonoPrep device and procedure tray for use with topical lidocaine to achieve rapid (within five minutes) skin anesthesia.

Contacts:

Sean Moran, Sontra Medical CFO

508-553-8850 ext 234

          or

Evan Smith, CFA / Erica Pettit, Financial Dynamics

212-850-5606 / 212-850-5614

SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal drug delivery, the expected market opportunities, clinical study results, distribution and market acceptance of the SonoPrep device and technology, the expected benefits and market opportunity of glucose monitoring in the intensive care unit, the expected size of the markets for the SonoPrep device and technology, Sontra’s expected ability to form strategic partnerships and commercialize additional products, including for the intensive care unit, and Sontra’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward- looking statements: adverse results in product development, clinical trials, commercialization efforts, product distribution and market acceptance; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; difficulties or delays associated with sources of regulatory-approved transdermal drugs and vaccines; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; the commercial success of products; and the requirement for substantial funding to conduct research and development and to expand commercialization, distribution and marketing activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

SONTRA MEDICAL CORPORATION

Consolidated Statements of Loss

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Product revenues	$116,053	$—
Cost of product sales	80,154	—
Gross margin	35,899	—

Operating Expenses:
Research and development	906,300	675,907
Selling, general and administrative	473,809	527,494
Total operating expenses	1,380,109	1,203,401

Loss from operations	(1,344,210)	(1,203,401)

Interest income	53,030	14,229
Net loss	(1,291,180)	(1,189,172)
Accretion of dividend and beneficial conversion feature on Series A Convertible Preferred Stock	(1,447)	(213,434)
Net loss applicable to common stockholders	$(1,292,627)	$(1,402,606)

Net loss per common share, basic and diluted	$(0.06)	$(0.11)

Basis and diluted weighted average common shares outstanding	22,131,657	12,711,051

SONTRA MEDICAL CORPORATION

Consolidated Balance Sheets

	As of
	March 31, 2005	December 31, 2004
	(Unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$941,696	$2,565,244
Short term investments	6,950,000	6,950,000
Accounts receivable	95,843	16,821
Legal settlement receivable	—	250,000
Inventory, net of reserve for obsolescence	121,451	152,642
Prepaid expenses and other current assets	138,001	69,492
Total current assets	8,246,991	10,004,199

Property and Equipment, at cost
Computer equipment	228,102	206,970
Office and laboratory equipment	580,696	492,377
Furniture and fixtures	14,288	14,288
Manufacturing equipment	182,210	182,210
Leasehold improvements	177,768	174,698
	1,183,064	1,070,543
Less-Accumulated depreciation and amortization	(696,656)	(655,242)
Net property and equipment	486,408	415,301

Restricted Cash	38,997	38,997
Other Assets	2,000	2,000
Total assets	$8,774,396	$10,460,497

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$278,821	$358,530
Accrued expenses	275,882	759,051
Total current liabilities	554,703	1,117,581

Commitments

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 73,334 shares at March 31, 2005 and December 31, 2004 (preference in liquidation of $77,738)	77,738	76,291

Common stock, $0.01 par value, authorized 40,000,000 shares, issued and outstanding 22,179,904 shares at March 31, 2005 and 21,935,732 shares at December 31, 2004	221,799	219,358
Additional paid-in capital	32,674,264	32,674,740
Deferred stock-based compensation	(80,367)	(244,912)
Accumulated deficit	(24,673,741)	(23,382,561)
Total stockholders’ equity	8,219,693	9,342,916

Total liabilities and stockholders’ equity	$8,774,396	$10,460,497